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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY


                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------


         This Amendment to Stock Purchase Agreement (the "Amendment"), dated as of September 1, 1998, is entered into by and among Topp Telecom, Inc., a Florida corporation ("Company") and CellStar Telecom, Inc., a Delaware corporation ("CellStar"); David Topp ("Topp") is a party to the Stock Purchase Agreement for purposes of Sections 4, 8, 9, 10, 11, and 12 only; and Frederick J. Pollak ("Pollak") is a party for purposes of Sections 5, 8, 9, 10, 11 and 12 only. Capitalized terms used but not defined herein shall have the meanings given them in that certain Stock Purchase Agreement, deemed effective November 1, 1997, by and among the parties hereto (the "Stock Purchase Agreement").

                                   RECITALS

         WHEREAS, pursuant to the provisions of that certain letter agreement dated as of September 1, 1998 by and among CellStar, the Company, David Topp and Frederick J. Pollak (the "Letter Agreement"), CellStar and the Company have agreed to enter into this Amendment.

         NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties made herein, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Amendments. The Stock Purchase Agreement is hereby amended as follows:

         All references to: (i) the December Shares, (ii) the Second Closing Date and (iii) the Second Closing and any obligations relating thereto are hereby deleted.

         2. Agreement and Acknowledgment. The parties hereto agree and acknowledge that: (i) the option granted to CellStar pursuant to that certain Option Agreement by and between the Company and CellStar dated September 1, 1998 shall replace, and not be in addition to, the rights and obligations of CellStar pursuant to Section 1 of the Stock Purchase Agreement with respect to the December Shares, (ii) the rights and obligations of the parties described in
Section 1 of the Stock Purchase Agreement with respect to the automatic conversion of the $2.0 million of Telecom's accounts payable owed to CellStar, Ltd. are no longer in effect, and (iii) CellStar has not defaulted in any of its obligations under the Stock Purchase Agreement.
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         3.  Affirmation of Stock Purchase Agreement.  Except as amended hereby, the Stock Purchase Agreement remains in full force and effect in accordance with its terms and conditions and is hereby ratified and affirmed for all purposes by each of the parties.

         4.  Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

         (b) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas, without reference to the conflicts of law principles thereof.

         (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) The headings in this Amendment are for convenience of reference only and shall not define or limit any of the terms or the provisions hereof.

         (e) This Amendment and the Letter Agreement are to be construed so as to be consistent and not in conflict, but should a conflict nonetheless arise between this Amendment and the Letter Agreement, the conflict will be resolved by giving the conflicting provision of this Amendment full force and effect.

                 [Signatures follow immediately on next page]

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         IN WITNESS WHEREOF, the parties have hereunto duly affixed their signatures as of the day and year first written above.

TOPP TELECOM, INC.                     CELLSTAR TELECOM, INC.


By:/s/ F.J. POLLAK                     By:/s/ TIMOTHY L. MARETTI
   ---------------------------            ----------------------
Name:  F. J. Pollak                    Name:  Timothy L. Maretti
Title: President and CEO               Title: U.S. Region President


For Purposes of Sections 4,8,9,10,11 and 12
only:/s/ DAVID TOPP
     -------------------------
            David Topp



For Purposes of Sections 5,8,9,10,11 and 12
only:/s/ F.J. POLLAK
     -------------------------
           F.J. Pollak

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